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                     BATTLE MOUNTAIN GOLD COMPANY
               1988 DEFERRED INCOME STOCK OPTION PLAN

                (As Amended Through September 1, 1988)

                           SECOND AMENDMENT


      Battle Mountain Gold Company, a Nevada corporation (the "Company"),

having established the Battle Mountain Gold Company 1988 Deferred Income

Stock Option Plan, as originally adopted and currently in effect (the

"Plan"), and having reserved the right under Paragraph XIII of Part 3 thereof to amend said Plan, does hereby amend the Plan, effective February 9, 1995,

as follows:

      1.    Subparagraph G of Paragraph VI of Part 2 of the Plan is hereby amended in its entirety to read as follows:

                 "G.   PERIOD OF OPTION FOR OFFICER
          OPTIONEES.   All  options  shall  become
          immediately exercisable in full on January 1 in the year following the Election Date. No option granted in respect of service as an officer shall be exercisable after the first to occur of (i) the expiration of ten years from the date upon which such option was granted; (ii) in the case of termination of service of the Optionee for reasons other than death, total and permanent disability, or retirement pursuant to the provisions of any retirement plan maintained by the Company or a subsidiary, the expiration of six months after the later of (a) the date of such termination or (b) the date on which such option first became exercisable, provided, however, that if the death of the Optionee occurs within six months of such termination of service, clause (iii) shall be applicable;
          or (iii) in the case of  termination of
          service of the Optionee by reason of death or total and permanent disability (or in case of death of the Optionee in the circumstances described in clause (ii)), the expiration of one year after the later of (a) the date of such termination or (b) the date on which such option first became exercisable."

      2.   Subparagraph H is hereby added to Paragraph VI of Part 2 of the

Plan to read in its entirety as follows:

                "H.   PERIOD OF OPTION FOR DIRECTOR
          OPTIONEES.  All  options  shall  become
          immediately exercisable in full on January 1 in the year following the Election Date. No option granted in respect of service as a director who is not a regularly employed officer of the Company shall



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          be exercisable after the first to occur of
          (i) the expiration of ten years from the date upon which such option was granted; (ii) in the case of resignation of the Optionee from the Board of Directors (other than by reason of death or total and permanent disability), the expiration of three years after the later of
          (a) the date of such resignation or (b) the date on which such option first became exercisable; or (iii) in the case of termination of service as a director by the Optionee by reason of death or total and permanent disability, the expiration of one year after the later of (a) the date of such termination or (b) the date on which such option first became exercisable."

      All other terms and conditions remain in full force and effect.

      IN WITNESS WHEREOF, Battle Mountain Gold Company has caused these presents to be executed by its duly authorized officers and its seal to be hereunto affixed, in a number of copies, each of which shall constitute but one and the same instrument, this 21st day of March, 1995, but effective as of February 9, 1995.

                              BATTLE MOUNTAIN GOLD COMPANY



                              By /s/ Karl E. Elers
                                --------------------------
ATTEST:



   /s/ James A. Brooks
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